EXHIBIT 10.1



                                 GTI CORPORATION
                             VALOR ELECTRONICS, INC.

                      $2,500,000.00 Secured Promissory Note
                              due February 9, 1999







                           ---------------------------

                               PURCHASE AGREEMENT
                           ---------------------------

                          Dated as of February 10, 1997




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                                TABLE OF CONTENTS

                                                                          Page

1.     Authorization of Note.                                               4
2.     Sale and Purchase of Note.                                           4
         2.1      Initial Sale and Purchase.                                4
         2.2      Interest Rate.                                            4
         2.3      Payment Terms.                                            4
3.     Closing.                                                             5
4.     Conditions to Closing.                                               5
         4.1      Closing Documents.                                        5
         4.2      Representations and Warranties.                           5
         4.3      Performance; No Default.                                  5
         4.4      Compliance Certificate.                                   5
         4.5      Legal Investment.                                         5
         4.6      Proceedings and Documents.                                5
         4.7      Consents.                                                 6
5.     Representations and Warranties of the Company.                       6
         5.1      Corporate Existence and Power.                            6
         5.2      Corporate Authority; Consents.                            6
         5.3      Binding Agreements.                                       6
         5.4      Litigation.                                               6
         5.5      Compliance With Other Agreements.                         6
         5.6      National Market System Status; Ownership of Valor.        7
6.     Purchase for Investment.                                             7
7.     Prepayment of Note.                                                  7
         7.1      Optional Prepayments of Note.                             7
         7.2      Allocation of Partial Optional Prepayments.               7
         7.3      Required Prepayment.                                      7
8.     Business and Financial Covenants.                                    7
         8.1      Debt.                                                     7
         8.2      Liens.                                                    7
         8.3      Legal Existence.                                          8
         8.4      Maintenance of Property; Insurance.                       8
         8.5      Taxes.                                                    8
         8.6      Financial Information                                     8
         8.7      Approval for Listing.                                     8
         8.8      Stockholder Approval.                                     9
9.     Replacement and Transfer of Note.                                    9
         9.1      Replacement of Note.                                      9
         9.2      Transfer of Note.                                         9
10.    Events of Default; Acceleration.                                     9
11.    Definitions.                                                         10
        11.1     Certain Defined Terms.                                     10


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                          TABLE OF CONTENTS (Continued)


                                                                     Page

12.    Accounting Terms.                                              12
13.    Expenses, Etc.                                                 12
14.    Survival of Representations and Warranties.                    12
15.    Amendments and Waivers.                                        12
16.    Notices, etc.                                                  13
17.    Indemnification.                                               13
18.    Miscellaneous.                                                 13
19.    Exhibit B-1 - Security Agreement                               15
20.    Exhibit B-2 - Financing Statements                             25
21.    Exhibit B-3 - Warrant                                          26
22.    Exhibit B-4 - Investor's Rights Agreement                      37
23.    Schedule 5.4 - Litigation                                      46


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                                                   Dated as of February 10, 1997



Telemetrix PLC
Knaves Beech Estate
Loudwater, High Wycombe
Bucks, HP10 9QZ
United Kingdom


Dear Sirs:

                  GTI Corporation, a Delaware corporation ("GTI") and Valor Electronics, Inc., a California corporation ("Valor"), hereby agree with you as follows:

         1. Authorization of Note. Valor has authorized the issue and sale of a Secured Promissory Note due 1999 (the "Note", such term to include any notes issued in substitution therefore pursuant to this Agreement) in the principal amount of $2,500,000.00, substantially in the form set forth in Exhibit A, to bear interest as provided therein and to be paid in full on February 9, 1999. The Note is to be issued and sold upon the terms and conditions of this Agreement. Certain capitalized terms used in this Note Purchase Agreement (this "Agreement") are defined in Section 11; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. Valor and GTI are collectively referred to herein from time to time as the "Company"; to the extent referred to as the Company, the obligations of Valor and GTI shall be joint and several.

         2. Sale and Purchase of Note.

                  2.1. Initial Sale and Purchase. Subject to the terms and conditions of this Agreement, Valor will issue and sell to you, and you will purchase from Valor, at the Closing provided for in Section 3, the Note.

                  2.2. Interest Rate. The Note shall bear interest at a rate per annum (the "Interest Rate") equal to (i) the greater of (a) the prime rate as announced from time to time by the Bank of America, N.A. ("Prime Rate"), plus four percentage points (4%) or (b) the interest rate paid under the Union Bank Line of Credit plus one percentage point (1%) for the first twelve (12) months from the date of this Note and (ii) thereafter at the greater of (a) the Prime Rate plus six percentage points (6%) or (b) the Interest Rate paid under the Union Bank Line of Credit plus one percentage point (1%); provided, however, in the event of a Promptus Disposition on or before February 9, 1998, the Interest Rate shall remain as set forth in clause (i) of this sentence or, if after such date, revert to such rate effective on the date of such disposition, as applicable.

                  2.3. Payment Terms. Interest on the Note shall be payable semi-annually on August 9 and February 9 commencing August 9, 1997 and continuing until payment in full of the Note. Principal shall be payable in immediately available funds in four equal semi-annual installments commencing August 9, 1997. Notwithstanding the foregoing, payments hereunder are subject to the terms of the Subordination Agreement dated February 10, 1997 among Valor, you and Union Bank (the "Subordination Agreement"). In the event that a prohibition exists under such agreement with respect to the making of any payments hereunder, then any payment so deferred shall be made on the first date on which payments are not so prohibited.


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         3. Closing. The sale of the Note shall take place at the offices of
Valor, 9715 Business Park Avenue, San Diego, California 92131, commencing at 10:00 a.m., Pacific time, at a closing (the "Closing") on February 10, 1997 (the "Closing Date"). At the Closing, Valor will deliver to you the Note to be purchased by you, in the form of a single Note, dated the date of the Closing and registered in your name (or the name of your nominee), against payment thereto in immediately available funds in the amount of $2,500,000.00. If at the Closing Valor shall fail to tender the Note to be purchased by you as provided in this Section 3, or if any of the conditions specified in Section 4 shall not have been fulfilled to your reasonable satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights you may have by reason of such failure or such nonfulfillment. In the event that Valor fails to tender the Note for any reason other than the breach by you of your obligations hereunder, or if any of the conditions are not met to your satisfaction, the Company shall reimburse you for your reasonable expenses in connection with the preparation and negotiation of the documentation contemplated herein.

         4. Conditions to Closing. Your obligation to purchase and pay for the Note, to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

                  4.1. Closing Documents. Contemporaneously with the Closing, Valor shall execute and deliver (a) the Security Agreement substantially in the form set forth in Exhibit B-1, and (b) UCC Financing Statements substantially in the form set forth in Exhibit B-2; GTI shall execute and deliver (a) the Warrant substantially in the form set forth in Exhibit B-3, and (b) the Investor's Rights Agreement substantially in the form set forth in Exhibit B-4; Valor, Union Bank and you shall execute and deliver the Subordination Agreement in a form satisfactory to you. In addition to the execution and delivery of the foregoing documents, the Company shall deliver written evidence of all consents necessary to the consummation of the transactions contemplated herein, including, without limitation, all consents required pursuant to the Union Bank Line of Credit, which consent shall be in a form and substance satisfactory to you, and an agreement of Union Bank with respect to Valor's use of the proceeds of the Note and waiver of defaults under the Union Bank Line of Credit, in a form and substance satisfactory to you.

                  4.2. Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in when made and at the time of the Closing.

                  4.3. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and at the time of the Closing (after giving effect to the sale of the Note and the application of proceeds thereof) no Event of Default or Potential Event of Default shall exist.

                  4.4. Compliance Certificate. Valor and GTI shall have each delivered to you its respective Officers' Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.2 and 4.3 have been fulfilled.

                  4.5. Legal Investment. At the time of the Closing, your purchase of the Note (a) shall not be prohibited by any applicable law or governmental regulation (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System), and (b) shall not subject you to any penalty or, in your reasonable judgment, other onerous condition by reason of any change or proposed change after the date of this Agreement in any applicable law or governmental regulation.

                  4.6. Proceedings and Documents. All corporate and other proceedings taken by the Company in connection with the transactions contemplated by this Agreement and the other Financing Documents and all documents


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and instruments incident to such transactions shall be satisfactory to you and your special counsel, in your and their respective reasonable judgments, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

                  4.7. Consents. Except for the Stockholder Approval described in Section 5.2 below, the Company shall have obtained all consents and approvals of, or other actions by, any shareholder, any Governmental Body or any other Person and any and all notices to or filings with any Governmental Body that are required to authorize, or are required in connection with the execution delivery and performance of, the Financing Documents or required as a condition to the validity or enforceability of the Financing Documents.

         5. Representations and Warranties of the Company. The Company represents and warrants as follows:

                  5.1. Corporate Existence and Power. GTI is a corporation validly existing and in good standing under the laws of the State of Delaware and Valor is a corporation validly existing and in good standing under the laws of the State of California, and each has all requisite corporate power and authority to own its Property and to carry on its business as now conducted and is in good standing and authorized to do business in each jurisdiction in which the failure so to qualify would have a material adverse effect on its respective financial condition, operations, business, prospects or Property of the Company.

                  5.2. Corporate Authority; Consents. The Company has the full corporate power and authority to execute, deliver and perform the terms of the Financing Documents to which it is a party and to incur the obligations provided for therein, all of which have been duly authorized by all proper and necessary corporate action are not prohibited by its certificate of incorporation or by-laws; provided, however, that exercise of the Warrant shall be subject to Stockholder Approval as defined in the Warrant. Subject to obtaining Stockholder Approval, any and all consents and approvals of, or other actions by, any shareholder, any Governmental Body or any other Person and any and all notices to or filings with any Governmental Body that are required to authorize, or are required in connection with the execution, delivery and performance of, the Financing Documents, or are required as a condition to the validity or enforceability of the Financing Documents, have been obtained, taken or filed, as the case may be, and you and your special counsel have received copies thereof.

                  5.3. Binding Agreements. This Agreement constitutes, and each of the other Financing Documents, when executed and delivered, will constitute, the valid and legally binding obligation of the Company, enforceable against the Company, in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  5.4. Litigation. Except as set forth on Schedule 5.4 hereto, there exist no litigation, arbitration proceedings or claims (whether or not purportedly on behalf of the Company) pending or, to the best knowledge of the Company, threatened, against the Company or maintained by the Company, at law or in equity or before any Governmental Body which, if adversely determined, might call into question the validity or enforceability of any of the Financing Documents or, in any individual instance or in the aggregate, materially adversely affect or impair the financial condition, operations, business, prospects or Property of the Company.

                  5.5. Compliance With Other Agreements. The Company is not in violation or default under any mortgage, indenture, lease, contract or other agreement or instrument binding upon the Company, where such violation or default might reasonably be expected to have a material adverse effect on the operations or condition (financial or otherwise) of the Company; after giving effect to the agreement of Union Bank required by Section 4.1, the execution, delivery and performance of the Finance Documents will not conflict with or result in any material breach of any of the terms, covenants, conditions or provision of or constitute a default under any material indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which the Company or its property or assets is bound.


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                  5.6. National Market System Status; Ownership of Valor. The
Common Stock of GTI is listed on the NASDAQ National Market System; Valor is a wholly-owned subsidiary of GTI.

         6. Purchase for Investment. You represent and warrant that you are purchasing the Note for your own account for investment and not with a view to the distribution thereof, or with any present intention of selling any of such securities except in compliance with the Securities Act.

         7. Prepayment of Note. The Note shall be subject to payment and prepayment only as provided in the Note, Section 2 above and this Section 7.

                  7.1 Optional Prepayments of Note. At any time or from time to time Valor may without penalty or premium, at its option, without notice, prepay all or any part of the principal amount or accrued interest on the Note, provided that each partial prepayment shall be in an aggregate amount not less than $10,000.00.

                  7.2 Allocation of Partial Optional Prepayments. In the case of each partial optional prepayment of the Note pursuant to Section 7.1, the principal amount of Note to be prepaid shall be credited against the last maturing installments of principal remaining unpaid on such Note.

                  7.3 Required Prepayment. In the event of the sale of the stock or assets of Valor and subject to the terms of the Subordination Agreement, Valor shall within ten (10) business days following such event prepay all outstanding principal and accrued interest on the Note.

         8. Business and Financial Covenants. The Company covenants with you that from the date of this Agreement through the Closing and thereafter so long as the Note is outstanding:

                  8.1. Debt. Valor will not directly or indirectly create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to any indebtedness for borrowed money senior to the indebtedness created by this Agreement other than the guarantee executed by Valor in respect of the Union Bank Line of Credit.

                  8.2. Liens. Valor will not create, incur, assume or suffer to exist any Lien upon any of its Fixed Assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Note in accordance with the last sentence of this Section 8.2), except:

                           a. Liens for taxes or assessments and similar
charges, which are either (i) not delinquent or (ii) being contested diligently and in good faith by appropriate proceedings, and as to which Valor has set aside adequate reserves on its books;

                           b. statutory Liens, such as mechanic's,
materialman's, warehouseman's, carrier's or other like Liens, incurred in good faith in the ordinary course of business, which are paid in the ordinary course of business or which are bonded in order to remove such Lien of record within sixty days after the moneys become due and owing;

                           c. zoning ordinances, easements, licenses,
reservations, provisions, covenants, conditions, waivers, restrictions on the use of Property or minor irregularities of title, provided that none of the foregoing, in the aggregate, materially impairs the value of such Property which is material in the operation of Valor's business;

                           d. purchase money Liens, provided that such Liens
attach only to the Property so purchased or leased;





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                           e. Liens in respect of judgments or awards with
respect to which Valor shall, in good faith, be diligently prosecuting an appeal of proceeding for review, so long as (i) while such appeal or proceeding for preview is being so prosecuted, Valor has reserves adequate to pay such judgments or awards, and (ii) within 30 days after the entry of any such judgment or award, such judgment or award has been discharged or enforcement or other realization thereof has been stayed pending an appeal or proceeding for review and, if enforcement or realization of any such judgment or award has been discharged within thirty (30) days after the expiration of any such stay;

                           f. pledges or deposits made in the ordinary course of
business to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;

                           g. (i) the Lien securing the Union Bank Line of
Credit, (ii) Liens existing on the date of this Agreement and the Lien created by the Security Agreement.

The Liens described in the foregoing subdivisions 8.2.1 through 8.2.7 are referred to herein collectively as "Permitted Liens."

                  8.3. Legal Existence. The Company will maintain its corporate existence and shall remain in good standing and authorized to do business in each jurisdiction in which the failure so to qualify would have material adverse effect on the financial condition, operations, business, prospects or Property of the Company.

                  8.4. Maintenance of Property; Insurance. The Company will maintain or cause to be maintained in good repair, working order and condition all Property used or useful in the business of the Company, and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its Property and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations.

                  8.5. Taxes. The Company will pay all applicable taxes and governmental charges except to the extent that any such payment is at the time being contested by the Company in good faith and by appropriate means.

                  8.6. Financial Information. As soon as available and in any event within ten (10) business days after the close of each business month, commencing with the month ending February 28, 1997, the Company shall furnish to Holder copies of the financial statements distributed internally within the Company, including, without limitation, consolidated balance sheets, profit and loss statements, and statements of cash flows covering operations for the portion of the Company's fiscal year ending on the last day of such business month. The Company further covenants and agrees to deliver to Holder such other financial information as is reasonably requested by Holder and shall furnish to Holder immediately upon receipt any notices of default received pursuant to the Union Bank Line of Credit, notices of the institution of any litigation or other judicial or administrative proceeding involving Holder and involving more than One Hundred Thousand Dollars ($100,000.00) or involving the Financing Documents or any other event which might materially adversely affect or impair the financial condition, operation, business prospects or Property of the Company. As a material inducement to the delivery of the financial information by the Company, Holder hereby acknowledges its obligations under the federal securities laws with respect to the use of information received by the Company.

                  8.7. Approval for Listing. The Company shall take such action so that the Warrant Shares (as defined in the Warrant) will, upon issuance, be approved for listing on the principal stock exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on an exchange, on the NASDAQ National Market System.


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                  8.8. Stockholder Approval. The Company shall exert reasonable best efforts to obtain the Stockholder Approval at the next annual general meeting of GTI, including, without limitation, preparing, filing and distributing appropriate proxy materials or other information statements recommending such Stockholder Approval to the shareholders of GTI.

         9. Replacement and Transfer of Note.

                  9.1 Replacement of Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the
Note issued by it and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond in such reasonable amount as the Company may determine, or, in the case of any such mutilation, upon the surrender of such Note for cancellation at the principal office of the Company, the Company, at your expense, will execute and deliver, in lieu thereof, a new Note of like tenor, dated so that there will be no loss of interest on such lost, stolen, destroyed or mutilated Note. Any Note in lieu of which any such new Note has been so executed and delivered by the Company shall not be deemed to be an outstanding Note for any purpose of this Agreement.

                  9.2 Transfer of Note. Upon surrender of the Note for registration of transfer to the Company at its principal office, the Company shall execute and deliver in exchange therefor, a new Note or Notes in denominations of at least $100,000.00 (except one Note may be issued in a lesser principal amount if the unpaid principal amount of the surrendered Note is not evenly divisible by, or is less than $100,000.00), as may be requested by the Holder, dated so that there will be no loss of interest on the Note. Notwithstanding the foregoing, this Note may be transferred only to a corporation or other entity controlling, controlled by or under common control with you, including, without limitation, Telemetrix Investments Limited or Telemetrix Overseas Investments B.V. For purposes of the foregoing sentence, the term "control" shall mean (a) in respect of a corporation, that the controlling entity owns or controls fifty percent (50%) or more of the voting power and has the ability to elect at least a majority of the board of directors or similar managing body, irrespective of whether or not a class or classes shall or might have voting power by reason of the happening of any contingency, or (b) in respect of an association, partnership, joint venture or other business entity, that the controlling entity is entitled to share in fifty percent (50%) or more of the profits and losses, however determined, and has voting control with respect thereto.

         10. Events of Default; Acceleration. If any of the following conditions or events ("Event of Default") shall occur and be continuing:

                  10.1. if any default shall occur in the payment of any principal of or interest on the Note when and as the same becomes due and payable, and such default shall continue for more than fifteen (15) days;

                  10.2. if any default shall occur in the performance of or compliance with any obligation incurred under this Agreement (other than a default governed by the foregoing Section 10.1, or Section 10.8 below) or with any provision of any Financing Document and such default shall continue for more than forty-five (45) days; or

                  10.3. if GTI or Valor shall at any time be in default (as principal or guarantor or other surety) in the payment of any principal of or premium or interest on any indebtedness for borrowed money, other than the Note, beyond the period of grace, if any, applicable thereto and the aggregate amount of such payments then in default beyond the period of grace, if any, applicable thereto shall exceed $100,000.00 or if any default shall occur in respect of any issue of indebtedness for borrowed money outstanding in a principal amount of at least $500,000.00, or in respect of any agreement or instrument relating to any such issue of indebtedness for borrowed money, and such default shall continue beyond the period of grace, if any, applicable thereto; or

                  10.4. if any Financing Document shall cease to be in full force and effect (except upon satisfaction in full);


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                  10.5. if (i) as contemplated by Section 3a of that certain
Management Shares Agreement dated as of January 6, 1995 by and among GTI, Promptus Communications, Inc. ("Promptus") and the individual Promptus Shareholders named therein, as the same may be modified or amended from time to time (the "Management Shares Agreement"), financial forecasts shall have been presented to an arbitrator for selection of the forecast to be used in the computations referred to in Section 3 of the Management Shares Agreement, or
(ii) the employment of a Shareholder (as defined in the Management Shares Agreement) with Promptus shall be terminated by reason of death, Disability (as defined in the Management Shares Agreement), termination without Cause (as defined in the Management Shares Agreement) or termination with Good Reason (as defined in the Management Shares Agreement);

                  10.6. if GTI or Valor shall (i) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency law of any jurisdiction, (ii) make an assignment for the benefit of its creditors, (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, (iv) be adjudicated insolvent or (v) take corporate action for the purpose of any of the foregoing; or

                  10.7. if a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by GTI or Valor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of GTI or Valor, or if any petition for any such relief shall be filed against GTI or Valor, and such petition shall not be dismissed within ninety days;

                  10.8. if (i) on or prior to May 31, 1997 the Company shall not have obtained the Stockholder Approval referred to in Section 3(b) of the Warrant (provided, however, that it shall not constitute an Event of Default if the Company shall have held a special meeting of its stockholders on or prior to May 31, 1997 for the purpose of obtaining the Stockholder Approval but did not obtain the Stockholder Approval solely because you failed to vote all shares of Common Stock and preferred stock of the Company owned by you, or failed to cause your subsidiaries to vote all shares of Common Stock and preferred stock of the Company owned by them, in favor of the amendment of the certificate of incorporation of the Company to increase the authorized number of shares of Common Stock of the Company in the manner described in Section 3(b) of the Warrant), or (ii) if on the day on which the Warrant becomes exercisable, the Warrant Shares (as defined in the Warrant) are not approved for listing on the principal stock exchange on which the Common Stock is listed or admitted to trading or if the Common Stock is not listed or admitted to trading on an exchange, approved for listing on the NASDAQ National Market System.

then, (x) upon the occurrence of any Event of Default described in subdivision
10.6 or 10.7 of this Section 10, the Note shall automatically mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, or (y) upon the occurrence of any other Event of Default, any holder or holders of a majority in principal amount of the Note at the time outstanding may at any time (unless all Events of Default shall theretofore have been remedied) at its or their option, by written notice or notices to the Company, declare the Note at the time outstanding to be due and payable, together with interest accrued thereon without presentment, demand, protest or notice, which are hereby waived by the Company.

         11. Definitions.

                  11.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the respective meanings indicated below (such meanings to be applicable equally to both the singular and plural forms of such terms).

                         Business Day means any day except a Saturday, a Sunday
or other day on which commercial banks in San Diego are required or authorized by law to be closed.


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
                           Closing has the meaning specified in Section 3.

                           Closing Date has the meaning specified in Section 3.

                           Company means, collectively, GTI and Valor.

                           Event of Default has the meaning specified in Section
10.

                           Financing Documents means this Agreement, the Note,
the Security Agreement, the Investor's Rights Agreement, and the Warrant.

                           Fixed Assets means all of the furniture, fixtures and
Equipment as such term is defined in the Security Agreement of Valor.

                           GAAP means generally accepted accounting principles
as from time to time in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied.

                           Governmental Body means any foreign, federal, state,
municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator.

                           GTI means GTI Corporation, a Delaware corporation.

                           Lien means any mortgage, pledge, assignment, lien,
charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

                           Note has the meaning specified in Section 1.

                           Officers' Certificate means a certificate executed on
behalf of the Company by its President or one of its Vice Presidents and its chief financial officer.

                           Permitted Liens has the meaning specified in Section
8.2.

                           Person means any individual, firm, corporation,
business enterprise, trust, association, joint venture, partnership, Governmental Body or other entity, whether acting in an individual, fiduciary or other capacity.

                           Potential Event of Default means any condition or
event which, with notice or lapse of time or both, would become an Event of Default.

                           Promptus Disposition means the closing of the sale of
either (1) all of the capital stock of Promptus Communications Inc, a Rhode Island corporation ("Promptus") owned by it, or (2) the sale of substantially of all of the assets of Promptus, or (3) the sale of substantially all of the assets of the Promptus NIC Card business.

                           Property means all types of real, personal or mixed
property, including money.

                           Securities Act means the Securities Act of 1933 or
any similar federal statute, and the rules and regulations of the Securities and Exchange Commission (or any other Governmental Body at the time administering such statute) thereunder, all as in effect at the time. References to a particular section of any such statute, rule or regulation shall include a reference to the comparable section, if any, of such successor federal statute, rule or regulation.

                           Security Agreement means the Agreement dated as of
February 10, 1997 between Valor and Telemetrix PLC.

                           Union Bank Line of Credit means the working capital
line of credit provided to GTI by Union Bank or any substantially similar credit facility provided to the Company by a reputable financial institution other than Union Bank offering equivalent or better terms.

                           Valor means Valor Electronics, Inc., a California
corporation.

                           Warrant means the Common Stock Purchase warrant dated
as of February 10, 1997 to purchase shares of common stock of GTI issued to Telemetrix PLC.

         12. Accounting Terms. Unless otherwise expressly stated herein, all accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP.

         13. Expenses, Etc. Except as set forth in Section 3 above, each party agrees to pay their respective costs and expenses in connection with the negotiation, preparation, delivery and performance of this Agreement, the Note and the other Financing Documents.

         14. Survival of Representations and Warranties. All representations and warranties contained in this Agreement or otherwise made in writing by or on behalf of the Company in connection with the transactions contemplated herein shall survive the execution and delivery of this Agreement, any investigation at any time made by you or on your behalf, the purchase of the Note, and any disposition of the same or payment of the Note. All statements contained in any Officers' Certificate or certificate delivered by or on behalf of the Company pursuant to this Agreement or in connection with the transactions contemplated herein shall be deemed representations and warranties of the Company under this Agreement.

         15. Amendments and Waivers. Any term of this Agreement or of the Note may be amended or modified and the observance of any term of this Agreement or of the Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. Any amendment, modification or waiver effected in accordance with this Section 15 shall be binding upon each holder of the Note issued and sold pursuant to this

Agreement, each future holder of the Note or shares of Common Stock, as the case may be, and the Company.

         16. Notices, etc. All notices and other communications under this Agreement shall be in writing and shall be delivered, or mailed by overnight delivery, telex or telecopy, addressed, (a) if to you, at Telemetrix PLC, Knaves Beech Estate, Loudwater, High Wycombe, Bucks, HP10 9QZ, United Kingdom,
Attention: Company Secretary, with a copy (which shall not constitute notice) to Jeffrey T. Pero, Latham & Watkins, Suite 2000, 650 Town Center Drive, Costa Mesa, California 92656-1918, or (b) if to the Company, to GTI Corporation, 9715 Business Park Avenue, San Diego, California 92131, Attention: General Counsel, and to Valor Electronics, 9715 Business Park Avenue, San Diego, California 92131, Attention: Chief Financial Officer, or at such other address, or to the attention of such other officer, as the Company shall have furnished to you in writing. All such notices and other communications shall be effective if telexed, when answer back received; if telecopied, with receipt acknowledged delivered, except that notices to you pursuant to Section 15, and notices to the Company, pursuant to Section 15, shall not be effective until received by you or the Company, as the case may be.

         17. Indemnification. The Company shall indemnify, save, and hold harmless you and your successors and assigns (collectively, "Holder") and each of them, and directors, officers, agents, attorneys and employees (collectively, the "Indemnitees") from and against: (i) any and all claims, demands, actions, or causes of action that are asserted against any Indemnitee by any Person if the claim, demand, action, or cause of action arises out of or relates to a claim, demand, action, or cause of action that the Person asserts or may assert against Company or any officer or director as the case may be, of Company in their capacity as such, (ii) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee (other than by Company or by another Indemnitee) if the claim, demand, action or cause of action arises out of or relates to the relationship of Holder and Company under this Agreement, or any transaction contemplated pursuant to this Agreement, (iii) any administrative or investigative proceeding by any governmental agency arising out of or related to a claim, demand, action or cause of action described in clauses (i) or (ii) above; and (iv) any and all liabilities, losses, costs, or expenses (including reasonable outside attorneys' fees, in-house counsel fees and disbursements) that any Indemnitee suffers or incurs as a result of any of the foregoing; provided, that Company shall have no obligation under this
Section 17 to Indemnitees with respect to any of the foregoing arising out of the gross negligence or willful misconduct of Holder. The Company agrees that upon the written request of any Indemnitee in connection with the assertion of such a claim, demand, action or cause of action, Company shall assume full responsibility for the defense thereof.

         18. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any holder or holders at the time of the Note sold hereunder. This Agreement, the Note and the other Financing Documents embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof and thereof. This Note is to be governed by and construed in accordance with the internal laws of the State of California. In any action brought under or arising out of this Note, the undersigned hereby consents to the jurisdiction of any competent court sitting in the County of San Diego, California, consents to venue in any such court and waives objection to such venue, and consents to service of process by any means authorized by California law.

                  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter and return one of the same to the Company, whereupon this letter shall become a binding agreement between you and the Company.

                                   Very truly yours,

                                   GTI Corporation

                                   By:     Albert Hugo-Martinez
                                   Title:  President & Chief Executive Officer

                                   VALOR ELECTRONICS, INC.

                                   By:     Albert Hugo-Martinez
                                   Title:  President & Chief Executive Officer


The foregoing Agreement is
hereby agreed to as of the
date thereof.


TELEMETRIX PLC




By:         \s\ Bruce D. Rattray
     Name:      Bruce D. Rattray
     Title:     Director

EXHIBIT B-1


                                                   Dated as of February 10, 1997


                               SECURITY AGREEMENT


                          Dated as of February 10, 1997

                                     between


                             VALOR ELECTRONICS, INC.


                                       and


                                 TELEMETRIX PLC

                               SECURITY AGREEMENT

                  This Security Agreement (this "Agreement") dated as of February 10, 1997 is made between Valor Electronics, Inc., a California corporation (the "Company"), and Telemetrix PLC, a corporation agreement under the laws of the United Kingdom (the "Secured Party").

                  The Company and GTI Corporation, a Delaware corporation ("GTI") have entered into a Note Purchase Agreement dated as of February 10, 1997, (as amended or otherwise modified from time to time, the "Note Purchase Agreement"), by and between the Company, GTI and the Secured Party providing, subject to its terms and conditions, for the sale to and the purchase by the Secured Party of a $2,500,000 Secured Promissory Note due February 9, 1999 (the "Note").

                  It is a condition to the obligations of the Secured Party under the Note Purchase Agreement that the Company shall have executed and delivered and granted the Liens provided for in, this Agreement.

                  To induce the Secured Party to enter into the Note Purchase Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Collateral as security for the Secured Obligations. Accordingly, the Company agrees with the Secured Party as follows:

         1. Definitions and Interpretation.

                  1.1. Certain Defined Terms. Unless otherwise defined, all capitalized terms used in this Agreement that are defined in the Note Purchase Agreement (including those terms incorporated by reference) shall have the respective meanings assigned to them in the Note Purchase Agreement. In addition, the following terms shall have the following meanings under this
Agreement:

                  "Collateral" shall have the meaning assigned to that term in
Section 2.1.

                  "Documents" shall have the meaning assigned to that term in
Section 2.1.2.

                  "Equipment" shall have the meaning assigned to that term in
Section 2.1.1.

                  "Secured Obligations" any and all obligations of the Company under the Note, the Note Purchase Agreement, and this Agreement, as each may be amended or modified from time to time.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State of California from time to time or, by reason of mandatory application, any other applicable jurisdiction.

                  1.2. Interpretation. In this Agreement, unless otherwise indicated, the singular includes the plural and plural the singular; words importing either gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of any such agreements); and references to Persons include their respective permitted successors and assigns.

         2. Collateral.

                  2.1 Grant. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, the Company hereby pledges and grants to the Secured Party a security interest second in priority to the Union Bank Line of Credit (as defined in the Note Purchase Agreement) in all of the Company's right, title and interest in and to the following, whether now owned or hereafter acquired by the Company and whether now existing or hereafter coming into existence (collectively the "Collateral"):

                           a. all equipment (as defined in the Uniform
Commercial Code) and all other goods of the Company that are used or bought for use primarily in its business, including all spare parts and related supplies, all goods obtained by the Company in exchange for any such goods, all substances, if any, commingled with or added to such goods and all upgrades and other improvements to such goods, in each case to the extent not constituting Inventory (collectively, the "Equipment");

                           b. all documents of title (as defined in the Uniform
Commercial Code) or other receipts of the Company covering, evidencing or representing Equipment (collectively, the "Documents");

                           c. all contracts and other agreement of the Company
relating to the sale or other disposition of all or any part of the Equipment or Documents and all rights, warranties, claims and benefits of the Company against any Person arising out of, relating to or in connection with all or any part of the Equipment or Documents of the Company, including any such rights, warranties, claims or benefits against any Person storing or transporting any such Equipment or issuing any such Documents;

                  2.2. Perfection. Concurrently with the execution and delivery of this Agreement, the Company shall (i) file such financing statements and other documents in such offices as shall be necessary or as the Secured Party may request to perfect and establish the priority (subject to the Liens to secure the Union Bank Line of Credit as defined in the Note Purchase Agreement) of the Liens granted by this Agreement, and (ii) take all such other actions as shall be necessary or as the Secured Party may request to perfect and establish the priority of the Liens granted by this Agreement.

                  2.3. Preservation and Protection of Security Interests. The Company shall give, execute, deliver, file or record any and all financing statements, notices or other instruments, obtain any and all governmental consents or approvals and take any and all steps that may be reasonably necessary or as the Secured Party may reasonably request to create, perfect, establish the priority (subject to the Liens to secure the Union Bank Line of Credit) of, or to preserve the validity, perfection or priority (subject to such permitted Liens) of, the Liens granted by this Agreement or to enable the Secured Party to exercise and enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens.

                  2.4 Use of Collateral. So long as no Event of Default shall have occurred and be continuing, the Company shall be entitled to use and possess the other Collateral and to exercise its rights, title and interest in all contracts, agreements and licenses), subject to the rights, remedies, powers and privileges of the Secured Party under Section 5 and to such use, possession or exercise not otherwise constituting a Default.

                  2.5 Termination. When all Secured Obligations shall have been paid in full, this Agreement shall terminate, and the Secured Party shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral, to or on the order of the Company. The Secured Party shall also execute and deliver to the Company upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Company to effect the termination and release of the Liens granted by this Agreement on the Collateral.

         3. Representations and Warranties. As of the date hereof, the Company represents and warrants to the Secured Party as follows:

                  3.1 Title. The Company is the sole beneficial owner of the Collateral in which it purports to grant a Lien pursuant to this Agreement, and such Collateral is free and clear of all Liens, except for Permitted Liens (as defined in the Note Purchase Agreement).

                  3.2 Corporate Authority. The Company has the full corporate power and authority to execute, deliver and perform the terms of this Agreement and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action and are not prohibited by its certificate of incorporation or by-laws.

                  3.3 Compliance With Other Agreements. The Company is not in violation or default under any mortgage, indenture, lease, contract or other agreement or instrument binding upon the Company, where such violation or default might reasonably be expected to have a material adverse effect on the operations or condition (financial or otherwise) of the Company. The execution, delivery and performance of this Agreement will not conflict with or result in any material breach of any of the terms, covenants, conditions or provision of or constitute a default under any material indenture, mortgage, deed of trust, agreement or other instrument to the Company is a party or by which the Company or its property or assets is bound.

                  3.4 Location of Collateral. The Collateral is located at the locations identified in Annex 1, unless otherwise noted therein. The Company's chief executive office is identified in Annex 1.

         4. Covenants.

                  4.1. Books and Records. The Company shall keep full and accurate books and records relating to the Collateral, and permit representatives of the Secured Party, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral.

                  4.2. Removals, Etc. Without at least 30 days' prior written notice to the Secured Party, the Company shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, or, except in the ordinary course of business, permit any Equipment to be located anywhere other than at the address initially indicated for notices to it under Section 6, at one of the locations identified in Annex 1, or in transit from one of such locations to another or
(ii) change its name or corporate structure. The Company shall maintain the Collateral in the condition in which it was on the date hereof, reasonable wear and tear excepted, and shall maintain insurance on the Collateral in type and amount reasonably sufficient to insure it against risk of loss. The Company shall provide the Secured Party with evidence of such insurance upon reasonable request.

                  4.3. Sales and Other Liens. Without the prior written consent of the Secured Party, the Company shall not dispose of any Collateral, except in the ordinary course of business, create, incur, assume or suffer to exist any Lien upon any Collateral or file or suffer to be on file or authorize to be filed, in any jurisdiction, any financing statement or like instrument with respect to all or any part of the Collateral in which the Secured Party is not named as a secured party for its own benefit.

                  4.4. Further Assurances. The Company agrees that, from time to time upon the written request of the Secured Party, the Company will execute and deliver such further documents and do such other acts and things as the Secured Party may reasonably request in order fully to effect the purposes of this Agreement. If the Note is transferred as permitted under the Note Purchase Agreement, Company will execute, deliver and record amendments to all UCC filings and deliver evidence thereof to Secured Party.

         5. Remedies. Subject to the terms and conditions of the Subordination
Agreement:

                  5.1. Events of Default, Etc. If any Event of Default under and as defined in the Note Purchase Agreement shall have occurred and be continuing:

                           a. The Secured Party in its discretion may require
the Company to, and the Company shall, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Secured Party and the Company, designated in the Secured Party's request;

                           b. the Secured Party in its discretion may make any
reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, all or any part of the Collateral;

                           c. the Secured Party in its discretion may, in its
name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;

                           d. the Secured Party in its discretion may, upon ten
business days' prior written notice to the Company of the time and place, with respect to all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of the Secured Party or any of its agents, sell, lease or otherwise dispose of all or any part of such Collateral, at such place or places as the Secured Party deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and the Secured Party or any other Person may be the purchaser, lessee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale). The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned;

                           e. the Secured Party shall have, and its discretion
may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, remedies, powers and privilege are asserted) and such additional rights, remedies, powers and privilege to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral (and the Company agrees to take all such action as may be appropriate to give effect to such right).

The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 5.1 shall be applied in accordance with
Section 5.4.

                  5.2. Deficiency. If the proceeds of, or other realization upon, the Collateral by virtue of the exercise of remedies under Section 5.1 are insufficient to cover the costs and expenses of such exercise and the payment in full of the other Secured Obligations, the Company shall remain liable for any deficiency.

                  5.3. Private Sale. The Secured Party shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 5.1 conducted in a commercially reasonable manner. The Company hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a commercially reasonable private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations.

                  5.4. Application of Proceeds. Except as otherwise expressly provided in this Agreement and except as provided below in this Section 5.4, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 5.1, and any other cash at the time held by the Secured Party under this Section 5, shall be applied by the Secured Party:

                           First, to the payment of the reasonable costs and
expenses of such exercise of remedies, including reasonable out-of-pocket costs and expenses of the Secured Party, the reasonable fees and expenses of its agents and counsel and all other reasonable expenses incurred and advances made by the Secured Party in that connection;

                           Next, to the payment in full of the remaining Secured
Obligations in such manner as the Secured Party may determine; and

                           Finally, to the payment to the Company, or its
respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

                           As used in this Section 5, "proceeds" of Collateral
shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any property received under any bankruptcy, reorganization or other similar proceeding as to the Company or any issuer of, or account debtor or other obligor on, any of the Collateral.

         6. Miscellaneous.

                  6.1. Waiver. No failure on the part of the Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  6.2. Notices. All notices and communications to be given under this Agreement shall be given or made in writing to the intended recipient at the address specified below or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case, given or addressed as provided in this Section 6.2:

To the Company:                   Valor Electronics, Inc.
                                  9715 Business Park Avenue
                                  San Diego, California 92131
                                  Attention: Chief Financial Officer
                                  Telephone: (619) 537-2500
                                  Telecopy:  (619) 537-2519

With a copy to:                   Baker & McKenzie
                                  101 West Broadway, Twelfth Floor
                                  San Diego, California  92101
                                  Attention: John J. Hentrich, Esq.
                                  Telephone: (619) 235-7776
                                  Telecopy:  (619) 236-0429

To the Secured Party:             Telemetrix PLC
                                  Knaves Beech Estate
                                  Loudwater, High Wycombe
                                  Bucks APO 902
                                  United Kingdom
                                  Attention:  The Company Secretary
                                  Telephone:  011-44-1628-850-897
                                  Telecopy:   011-44-1628-530-389

With a copy to:                   Latham & Watkins
                                  650 Town Center Drive, Suite 2000
                                  Costa Mesa, CA  92636
                                  Attention:  Jeffrey Pero, Esq.
                                  Telephone:  (714) 540-1235
                                  Telecopy:   (714) 755-8290

                  6.3. Amendments, Etc. Any provision of this Agreement may be modified, supplemented or waived only by an instrument in writing duly executed by the Company and the Secured Party. Any such modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument effecting the same and shall be binding upon the Secured Party and the Company, and any such waiver shall be effective only in the specific instance and for the purposes for which given.

                  6.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and their respective successors and permitted assigns. The Company shall not assign or transfer its rights under this Agreement without the prior written consent of the Secured Party.

                  6.5. Agreements Superseded. This Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement.

                  6.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  6.7. Captions. The table of contents and captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  6.8. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Agreement may execute this Agreement by signing any such counterpart.

                  6.9 Governing Law. This agreement shall be governed by, and construed in accordance with, the law of the State of California. The courts located in the County of San Diego, State of California, will have jurisdiction over any dispute, controversy, or litigation relating to or arising under this Agreement, and venue shall be proper in such courts.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.





                                 VALOR ELECTRONICS, INC.



                                  By:   Albert Hugo-Martinez
                                  Name: Albert Hugo-Martinez
                                  Title:President & Chief Executive Officer


                                 TELEMETRIX PLC



                                  By:   Bruce D. Rattray
                                  Name: Bruce D. Rattray
                                  Title:Director

                     [SIGNATURE PAGE TO SECURITY AGREEMENT]

                                                                         ANNEX 1


                                LIST OF LOCATIONS


                                VALOR ELECTRONICS
                        LOCATION WITH SIGNIFICANT ASSETS
                                JANUARY 31, 1997

GTI CORPORATION AND VALOR ELECTRONICS, INC. - HEADQUARTERS OFFICES
        9715 Business Park Avenue
        San Diego, California  92131

VALOR ELECTRONICS, INC. - SHIPPING AND RECEIVING WAREHOUSE
        9747 Business Park Avenue
        San Diego, California  92131

VALOR EAST ELECTRONICS, LTD.
        Unit 8, 11/F International Trademart
        No. 2, Wang Chin Street
        Kowloon Bay, Kowloon
        HONG KONG

VALOR ELECTRONICS PHILIPPINES
        Standard Factory Building 1
        14 Ampere Street
        Light Industry & Science Park
        Boo Diezmo, Cabuyao, Laguna
        PHILIPPINES   4025

VALOR EAST ELECTRONICS LTD.
        District 23, Industrial Zone, Po On County
        Shenzhen, Guangdong
        PEOPLE'S REPUBLIC OF CHINA

VALOR ELECTRONICS, GMBH
        Steinstrasse 68, 81667 Munich
         FEDERAL REPUBLIC OF GERMANY

EXHIBIT B-2



                               FINANCING STATEMENT


                           [INTENTIONALLY LEFT BLANK]

EXHIBIT B-3

                   THE TRANSFER OF THIS WARRANT IS SUBJECT TO
                   RESTRICTIONS CONTAINED HEREIN. THIS WARRANT
                      HAS BEEN ISSUED IN RELIANCE UPON THE
                  REPRESENTATION OF THE HOLDER THAT IT HAS BEEN
                  ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH
                 A VIEW TOWARDS THE RESALE OR OTHER DISTRIBUTION
                  THEREOF. NEITHER THIS WARRANT NOR THE SHARES
                   ISSUABLE UPON THE EXERCISE OF THIS WARRANT,
                    HAVE BEEN REGISTERED UNDER THE SECURITIES
                    ACT OF 1933 OR ANY STATE SECURITIES LAWS.


                                 GTI CORPORATION

                          COMMON STOCK PURCHASE WARRANT


To Subscribe for and Purchase                        February 10, 1997
Shares of Common Stock
of GTI CORPORATION



         THIS CERTIFIES that, for value received, Telemetrix PLC, or its registered assigns (the "Holder"), is entitled to subscribe for and purchase from GTI CORPORATION, a Delaware corporation (hereinafter called the "Corporation"), up to One Hundred and Fifty Thousand (150,000) shares (subject to adjustment as hereinafter provided) of fully paid and non-assessable Common Stock, $.04 par value, of the Corporation, (the "Common Stock"), at the price per share equal to Six Dollars ($6.00) per share (such price as from time to time to be adjusted as hereinafter provided being hereinafter called the "Warrant Price"), at any time subsequent to the initial exercise date specified in Section 5(b) hereof and prior to the expiration date specified in that Section (the "Exercise Period"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Warrant and any Warrant or Warrants subsequently issued upon exchange hereof are hereinafter collectively called the "Warrant." The shares of Common Stock which Holder is entitled to purchase pursuant to this Warrant, including the additional shares the Holder may be entitled to purchase as provided in Section 5(a) hereof, are hereinafter called the "Warrant Shares."

         Section 1. Exercise of Warrant. The rights represented by this Warrant may be exercised by the Holder during the Exercise Period, in whole or in part (but not in increments less than 50,000 shares) at any time or from time to time in part by the completion of the purchase form attached hereto and by the surrender of this Warrant

(properly endorsed) at the office of the Corporation as it may designate by notice in writing to the Holder hereof at the address of the Holder appearing on the books of the Corporation, and by payment to the Corporation of the Warrant Price in cash or by certified or official bank check, for each share being purchased. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder, or its nominee or other party designated in the purchase form by the Holder hereof, will be delivered to the Holder within ten (10) business days after the date in which the rights represented by this Warrant will have been so exercised; and, unless this Warrant has expired or has been exercised in full, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant will not then have been exercised will also be issued to the Holder within such time. The Holder will for all purposes be deemed to have become the Holder of record of such shares on the date on which this Warrant was surrendered and payment of the Warrant Price, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Corporation are closed, such person will be deemed to have become the Holder of such shares at the start of business on the next succeeding date on which the stock transfer books are open. No fractional shares will be issued upon exercise of this Warrant and no payment or adjustment will be made upon any exercise on account of any cash dividends on the Common Stock issued upon such exercise. If any fractional interest in a share of Common Stock would, except for the provision of this Section 1, be delivered upon such exercise, the Corporation, in lieu of delivery of a fractional share thereof, will pay to the Holder an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation (the "Board").

         Section 2. Adjustment of Purchase Price; Consolidation, Merger and Sale

                           a. In the event that after the issuance of this
Warrant, the Corporation shall (i) pay a dividend, or make a distribution, in shares of capital stock of the Corporation, or (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation, the exercise right and the Warrant Price in effect immediately prior to such action shall be adjusted so that the Holder shall be entitled to receive the number of shares of capital stock of the Corporation which he would have owned immediately following such action had such Warrant been exercised immediately prior to the record date of such action or, if there is no applicable record date, immediately prior to such action. An adjustment made pursuant to this Section 2(a) shall, in the case of a subdivision, combination or reclassification become effective retroactively immediately after the effective date thereof and shall, in case of a dividend or distribution, become effective retroactively immediately after the record date thereof. If, as a result of an adjustment made pursuant to this Section 2(a), the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors of the Corporation shall determine the allocation of the adjusted Warrant Price between or among shares of such classes of capital stock.

                           b. In case the Corporation after the date hereof
shall distribute to all the holders of Common Stock any dividend or other distribution (other than a cash distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Corporation) or any evidence of indebtedness or any assets on or in respect to the Common Stock or rights to subscribe or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as defined below) at the record date set forth below, then, and thereafter successively upon each such distribution, the Warrant Price in effect immediately prior to such distribution shall forthwith be reduced to a price determined by multiplying the Warrant Price in effect immediately prior to such distribution by a fraction the numerator of which shall be the current market price per share of Common Stock as defined below at the record date mentioned below, less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of such evidences of indebtedness or such assets so distributed, applicable to one share of Common Stock and the denominator of which shall be such current market price per share of Common Stock. An adjustment made pursuant to this Section 2(b) shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

                           c. After each adjustment of the Purchase Price
pursuant to Sections 2(a) and 2(b), the total number of shares of Common Stock or fractional part thereof purchasable upon the exercise of each Warrant shall be proportionately adjusted to such number of shares or fractional part thereof as the total Warrant Price for the number of shares or fractional part thereof purchasable immediately prior to such adjustment will buy at the adjusted Warrant Price.

                           d. For the purposes of this Section 2, the term
"Common Stock" shall mean (i) the class of stock designated as the common stock, par value $.04 per share, of the Corporation, at the date of this Agreement or
(ii) any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to
Section 2(a), shares of the Corporation, other than shares of Common Stock are issuable upon exercise of the Warrants, thereafter the number of such other shares so issuable shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 2, and all other provisions of this Agreement with respect to Common Stock shall apply on like terms to any such other shares.

                           e. For the purposes of any computation under this
Section 2, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the 30 consecutive business days commencing 45 business days before the day in question. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case as officially reported by the principal stock exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or similar organization if NASDAQ is no longer reporting such information.

                           f. If there shall be effected any consolidation or
merger of the Corporation with another corporation, or a sale of all or substantially all of the Corporation's assets to another corporation, then (1) the Holder will receive no less than ten (10) days advance notice of the closing of such transaction, (2) this Warrant will become exercisable in full immediately prior to the closing of such transaction and (3) this Warrant will terminate immediately after the closing of such transaction.

         Section 3.  Stock to Be Reserved.

                           a. Subject to the receipt of the Stockholder Approval
described in subsection (b) below, the Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as will then be issuable upon the exercise of this Warrant. The Corporation covenants that all shares of Common Stock which will be so issued will be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which shares of capital stock of the Corporation may be listed.

                           b. The Holder understands and acknowledges that the
Corporation does not currently have enough authorized shares to enable it to reserve Common Stock for issuance pursuant to exercise of the Warrant. Accordingly, notwithstanding any other term and condition of this Warrant, the Holder agrees that its right to exercise this Warrant will be conditioned upon approval by the stockholders of the Corporation ("Stockholder Approval") of an amendment of the Corporation's certificate of incorporation to increase the number of authorized shares of Common Stock to at least 12,500,000 shares of Common Stock creating at least 250,000 shares of authorized and unissued shares of Common Stock which thereupon will be reserved for issuance upon exercise of the Warrant as provided in subsection (a) above. The Corporation shall submit a proposal to increase the authorized shares in the foregoing amount for consideration by its shareholders at its upcoming annual general meeting currently scheduled for May 15, 1997, but to be held not later than May 31, 1997, and shall recommend to its stockholders approval of such increase. The Corporation shall cause the filing of an amendment to its certificate of incorporation evidencing such increase, such filing to occur on the date of Stockholder Approval or on the immediately following business day.

         Section 4. Issue Tax. The issuance of certificates for shares of Common Stock upon exercise of this Warrant will be made without charge to the Holders of this Warrant for any issuance tax in respect thereof provided that the Corporation will not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of Holder of this Warrant.

         Section 5.  Increase in Warrant Shares; Expiration Date.

                           a. The number of Warrant Shares shall be increased
automatically on April 1, 1997 from 150,000 shares to 250,000 shares unless one of the following events occurs prior to April 1, 1997: (1) the Corporation completes the sale to an independent third party for a fair value negotiated in an arm's-length transaction and receives the full price payable by the purchaser for the purchase of all of the capital stock which it owns of its majority-owned subsidiary, Promptus Communications, Inc., a Rhode Island corporation ("Promptus"), (2) substantially all the assets of Promptus' NIC card business are sold to an independent third party for a fair value negotiated in an arm's-length transaction and the Corporation receives payment in full of the purchase price, or (3) substantially all the assets of Promptus are sold to an independent third party for a fair value negotiated in an arm's-length transaction and the Corporation receives payment in full of the purchase price.

                           b. The rights to purchase shares of Common Stock set
forth in this Warrant shall commence on the date of Stockholder Approval and shall expire on the later of (i) 30 days following the repayment in full of the $5,000,000 Secured Promissory Note, dated as of date of issuance of this Warrant from the Company in favor of Holder or
(ii) 30 days following the date of Stockholder Approval.

         Section 6.  Notices of Record Dates.  In the event of:

                  6.1. any taking by the Corporation of a record of the Holders of any class of securities for the purpose of determining the Holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  6.2. any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any transfer of all or substantially all the assets of the Corporation to or consolidation or merger of the Corporation with or into any other corporation, or

                  6.3. any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then and in each such event the Corporation will give notice to the Holder of this Warrant specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the Holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice will be given at least 15 days prior to the date therein specified.

         Section 7. No Shareholder Rights or Liabilities. This Warrant will not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Corporation. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, and no mere enumeration hereon of the rights or privileges of the Holder hereof, will give rise to any liability of such Holder for the Warrant Price or as a shareholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation.

         Section 8. Registration Rights Approval for Listing. The Holder will have the registration rights and other rights set forth in the Investor's Rights Agreement, dated February 10, 1997 (the "Investor's Rights Agreement"). The Warrant Shares will, upon issuance, be approved for listing on the principal stock exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on an exchange, on the NASDAQ National Market System.

         Section 9.  Representations of Holder.

         The Holder hereby represents and acknowledges to the Corporation that:

                  9.1. this Warrant, the Warrant Shares, and any securities issued with respect to any of them by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation or other reorganization will be "restricted securities" as such term is used in the rules and regulations under the Securities Act and that such securities have not been registered under the Securities Act of 1933 (the "Securities Act") or any state securities law, and that such securities must be held indefinitely unless registration is effected or transfer can be made pursuant to appropriate exemptions;

                  9.2. the Holder has read, and fully understands, the terms of this Warrant set forth on its face and the attachments hereto, including the restrictions on transfer contained herein;

                  9.3. the Holder is purchasing for investment for its own account and not with a view to or for sale in connection with any distribution of this Warrant or the Warrant Shares and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein will prevent Holder from transferring such securities in compliance with the terms of this Warrant and the applicable federal and state securities laws.

                  9.4. the Holder is an "accredited investor" within the meaning of paragraph (a) of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the "Commission") and an "excluded purchaser" within the meaning of Section 25102(f) of the California Corporate Securities Law of 1968; and

                  9.5. the Corporation may affix the following legend (in addition to any other legend(s), if any, required by applicable state corporate and/or securities laws) to certificates for shares of Common Stock (or other securities) issued upon exercise of this Warrant:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") or registered or qualified under any state securities laws ("State Securities Laws"). They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement and/or qualification in effect with respect to the sale of such securities under the Act and/or State Securities Laws or an opinion of counsel satisfactory to the Company that such registration and/or qualification is not required".

         Section 10. Notice of Proposed Transfers, Transfer and Assignment. The Holder, by acceptance hereof, agrees to comply in all respects with the provisions of this Section 10. Prior to any proposed transfer of this Warrant or any Warrant Shares, unless there is in effect a registration statement under the Securities Act, covering the proposed transfer, the Holder of such securities will give written notice to the Corporation of such Holder's intention to effect such transfer. Each such notice will describe the manner and circumstances of the proposed transfer in sufficient detail, and will be accompanied (except in a transaction in compliance with Rule 144) by either (i) a written opinion of legal counsel who will be satisfactory to the Corporation's counsel, to the effect that the proposed transfer of the Warrant and/or Warrant Shares may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that enforcement action be taken with respect thereto, whereupon the Holder of such securities will be entitled to transfer such securities in accordance with the terms of the notice delivered by the Holder to the Corporation. Each new certificate evidencing the Warrant and/or Warrant Shares so transferred will bear the appropriate restrictive legends set forth in
Section 9, except that such certificate will not bear such restrictive legend if, in the opinion of counsel for the Corporation, such legend is not required in order to establish or assist in compliance with any provision of the Securities Act or any applicable state securities laws. Notwithstanding the foregoing, this Warrant may be transferred only to a corporation or other entity controlling, controlled by or under common control with Holder, including, without limitation, Telemetrix Investments Limited or Telemetrix Overseas Investments B.V. For purposes of the foregoing sentence, the term "control" shall mean (a) in respect of a corporation, that the controlling entity owns or controls fifty percent (50%) or more of the voting power and has the ability to elect at least a majority of the board of directors or similar managing body of the controlled entity, or (b) in respect of an association, partnership, joint venture or other business entity, that the controlling entity is entitled to share in fifty percent (50%) or more of the profits and losses of the controlled entity, however determined and has voting control with respect thereto.

         Section 11. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which will, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant will constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant will be at any time enforceable by anyone.

         Section 12. Presentment. Prior to due presentment of this Warrant together with a completed assignment form attached hereto for registration of transfer, the Corporation may deem and treat the Holder as the absolute owner of the Warrant, notwithstanding any notation of ownership or other writing thereon, for the purpose of any exercise thereof and for all other purposes, and the Corporation will not be affected by any notice to the contrary.

         Section 13. Notice. Notice or demand pursuant to this Warrant will be sufficiently given or made, if sent by first-class mail, postage prepaid, addressed, if to the Holder of this Warrant, to the Holder at its last known address as it will appear in the records of the Corporation, and if to the Corporation, at 9715 Business Park Avenue, San Diego, California 92131,
Attention: Secretary. The Corporation may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section 13 for the giving of notice.


         Section 14. Governing Law. The validity, interpretation and performance of this Warrant will be governed by the laws of the State of California without regard to principles of conflicts of laws. In any action brought under or arising out of this Warrant, the undersigned hereby consents to the jurisdiction of any competent court within the State of California and consents to service of process by any means authorized by California law.

         Section 15. Amendment; Majority In Interest. This Warrant may be modified, amended or terminated only by a writing signed by the Corporation and Holder hereof; (or if Warrants have been issued upon exchange or transfer hereof, the holders of Warrants representing the majority of the Warrant Shares covered by the outstanding Warrants ("Majority in Interest") thereof. Any action relating to the Warrants approved by a Majority in Interest will be binding upon all of the holders of the Warrants irrespective of whether any holder individually acted to approve or disapprove such action.

         Section 16. Severability. Should any part but not the whole of this Warrant for any reason be declared invalid, such decision will not affect the validity of any remaining portion, which remaining portion will remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Warrant without including therein any such part which may, for any reason, be hereafter declared invalid.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed and delivered on and as of the day and year first above written by one of its officers thereunto duly authorized.

                                      GTI CORPORATION, a Delaware corporation



Dated: February 10, 1997              By: /s/ Albert Hugo-Martinez
                                          ------------------------------
                                           Albert Hugo-Martinez
                                           Chief Executive Officer



         The undersigned Holder agrees and accepts this Warrant and acknowledges that it has read and confirms each of the representations contained in Section 9.


                                      TELEMETRIX PLC


Dated: February 10, 1997              By: /s/ Bruce D. Rattray
                                          --------------------------
                                           Bruce D. Rattray
                                           Director


                       [SIGNATURE PAGE TO GTI CORPORATION
                         COMMON STOCK PURCHASE WARRANT]

                                 GTI CORPORATION
                                  COMMON STOCK
                                PURCHASE WARRANT
                                  EXERCISE FORM

(To be executed by the Warrant Holder if it desires to exercise the Warrant in whole or in part)

To:  GTI Corporation

         The undersigned, whose taxpayer identification number is _______________ , hereby irrevocably elects the right of purchase represented by the within Warrant for, and to purchase thereunder, __________________________ shares of securities provided for therein and tenders payment herewith to the order of

                                 GTI Corporation
                                in the amount of
                                $

The undersigned requests that certificates for such shares be issued as follows:

Name:
Address:
Deliver to:
Address:

and, if said number of shares will not be all the shares purchasable hereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below:

                   __________________________________________
                   __________________________________________
                   __________________________________________


Dated: ___________ , 19__

                                             ___________________________________
                                             (Signature must conform in all
                                             respects to the name of the Warrant
                                             Holder as specified on the face of
                                             the Warrant, without alteration,
                                             enlargement or any change
                                             whatsoever. If the Warrant Holder
                                             is other than an individual, the
                                             signatory must indicate his or her
                                             title.)

                                   ASSIGNMENT

(To be executed by the Warrant Holder if he desires to effect a transfer of the Warrant)

         FOR VALUE RECEIVED, the undersigned hereby sells, assign and transfers unto ___________________________________ whose Social Security or other identification number is ___________________ [residing/located] at ________________ the attached Warrant, and appoints ________________________
residing at ____________________________ the undersigned's attorney-in-fact to transfer said Warrant on the books of the Corporation, with full power of substitution in the premises.

Dated:                              , 199___

In the presence of:


___________________________





                                             ___________________________________
                                             (Signature must conform in all
                                             respects to the name of the Warrant
                                             Holder as specified on the face of
                                             the Warrant, without alteration,
                                             enlargement or any change
                                             whatsoever. If the Warrant Holder
                                             is other than an individual, the
                                             signatory must indicate his or her
                                             title.)

EXHIBIT B-4


                                 GTI CORPORATION


                           INVESTOR'S RIGHTS AGREEMENT



                                FEBRUARY 10, 1997

                           INVESTOR'S RIGHTS AGREEMENT


         THIS INVESTOR'S RIGHTS AGREEMENT, dated as of February 10, 1997, is among GTI CORPORATION, a Delaware corporation (the "Company"), and Telemetrix PLC, a company incorporated under the laws of England (the "Holder").

                                    RECITALS

         WHEREAS, the Holder, the Company and Valor Electronics, Inc., a California corporation and wholly-owned subsidiary of the Company ("Valor") are parties to a Note Purchase Agreement of even date herewith (the "Note Purchase Agreement"); and

         WHEREAS, in order to induce the Holder to invest funds in Valor pursuant to the Note Purchase Agreement, the Company issued to the Holder a common stock purchase warrant dated the same date (the "Warrant") pursuant to which the Holder can purchase shares of the Company's common stock, $.04 par value (the "Common Stock"); and

         WHEREAS, the Holder and the Company hereby agree that this Agreement will govern the rights of the Holder to cause the Company to register shares of the Common Stock issued or issuable to the Holder pursuant to the Warrant (the "Warrant Shares");

         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:


                                    ARTICLE I
                               REGISTRATION RIGHTS

         1.1. Definition. For purposes of this Agreement:

                  a. the term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or ordering of effectiveness of such registration statement or document;

                  b. the term "Registrable Securities" means the Common Stock issued or issuable upon exercise of the Warrant;

                  c. the term "Form S-3" means such form under the Act as is in effect on the date of this Agreement or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         1.2.     Request for Registration

                  a. If the Company receives at any time after the Warrant becomes exercisable a written request from the Holder that the Company file a registration statement under the Act covering the registration of the Registrable Securities, then the Company will use its best efforts to (1) file within 60 days (or 30 days if the Company is eligible to file on Form S-3) of the receipt of such request, a registration statement under the Act covering the sale by the Holder of a portion or all of the Registrable Securities in accordance with Section 3.5 and (2) cause such registration statement to be effective as soon as reasonably practicable thereafter.

                  b. The Company is obligated to effect only one such registration pursuant to this Section 1.2.

                  c. Notwithstanding the foregoing, if the Company furnishes to the Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company will have the right to defer such filing one time for a period of not more than 60 days after receipt of the request of the Holder. In the event of such a deferral, Holder shall have the right to withdraw the registration request and thereupon its right to effect a registration pursuant to this Section 1.2 shall be reinstated.

         1.3. Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holder) any of its stock or other securities under the Act in connection with a public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company will, at such time, promptly give the Holder written notice of such proposed registration. Upon the written request of the Holder given within 20 days after receipt of such notice by the Holder, the Company will, subject to the provisions of Section 1.7, cause to be registered under the Act all of the Registrable Securities that the Holder has requested to be registered.

         1.4. Obligations of the Company. Whenever required under this Article I to effect the registration of any Registrable Securities, the Company will, as expeditiously as reasonably possible and within the time period, if any, specified in this Article 1:

                  a. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonably best efforts to cause such registration statement to become effective, and, upon the request of the Holder of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days.(or up to 180 days in the event a registration statement is filed on Form S-3).

                  b. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  c. Furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities.

                  d. Use its reasonably best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as will be reasonably requested by the Holder, provided that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  e. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Holder will also enter into and perform its obligations under such an agreement. All costs related to the negotiation and preparation of such underwriting agreement in respect of a Company registration pursuant to Section 1.3 shall be the sole expense of the Company. In the event that a registration is requested by the Holder pursuant to Section 1.2 in respect of an underwritten offering of Registrable Securities, Holder shall reimburse the Company for all costs related to the negotiation and preparation of any underwriting agreement in respect of the sale of Registrable Securities covered by the registration.

                  f. Notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         1.5. Furnish Information. It will be a condition precedent to the obligations of the Company to take any action pursuant to this Article I with respect to the Registrable Securities of the Holder that the Holder will furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as will be required to effect the registration of the Holder's Registrable Securities.

         1.6. Expenses of Registration. Holder will be responsible for payment of all of Holder's expenses in respect of the registration and sale of Registrable Securities, including (i) underwriting discounts and commissions and
(ii) expenses of Holder's legal counsel and other advisors to Holder. Subject to the provisions of Section 1.4 (e), the Company shall be responsible for and shall pay all other expenses, including all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company; provided, however, that the Company will not be required to pay for (and the Holder will reimburse the Company for) any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holder (in which case the Holder will bear such expenses), unless (i) the Holder agrees to forfeit its right to one demand registration pursuant to Section 1.2, (ii) such withdrawal was caused by a material adverse change in the Company that has arisen subsequent to the time of the request, or (iii) such withdrawal was made by Holder as contemplated by Section 1.2(c) hereof.

         1.7. Underwriting Requirements. In connection with any underwritten offering of shares of the Company's capital stock, the Company will not be required under Section 1.3 to include any of the Holder's securities in the underwritten offering unless Holder accepts the underwriting terms as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters). If the total amount of securities proposed to be included in the offering, including Registrable Securities, exceeds the maximum amount of securities (the "Maximum Amount") that the managing underwriter in the offering determines in good faith can be included in the offering without adversely affecting the marketing of securities in the offering, then the Company will reduce the amount of securities included in the offering (other than the Registrable Securities and securities proposed to be sold by and for the account of the Company (the "Company Securities")) until the aggregate number of securities included in the offering equals the Maximum Amount. If after eliminating from the offering all securities other than Registrable Securities and Company Securities, the aggregate amount of the

Registrable Securities and Company Securities proposed to be included in the offering exceeds the Maximum Amount, the Registrable Securities and Company Securities shall be reduced pro rata (based upon the relative amounts of the Registrable Securities and Company Securities) until the sum of the Registrable Securities and Company Securities included in the offering equals the Maximum Amount.

         1.8. Indemnification. If any Registrable Securities are included in a registration statement under this Article I:

                  a. The Company will indemnify and hold harmless the Holder, any underwriter (as defined in the Act) for the Holder, each person, if any, who controls the Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective officers, directors, partners, employees, representatives and agents of the Holder, underwriter or person who controls the Holder or any underwriter against any losses, claims, damages, or liabilities (joint or several) (including, without limitation, and as incurred, reimbursement of all costs of investigation, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel) to which they may become subject under the Act or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act the Exchange Act, or any rule or regulation promulgated under the Act, or the Exchange Act; provided, however, that the indemnity agreement contained in this subsection 1.8(a) will not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld), nor will the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which is based solely upon an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information relating to the Holder furnished in writing to the Company by the Holder expressly for use in the registration statement.

                  b. The Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, or liabilities (joint or several) including, without limitation, and as incurred, reimbursement of all costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel, to which any of the foregoing persons may become subject under the Act or the Exchange Act insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation is based solely upon an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information relating to the Holder furnished in writing to the Company by the Holder expressly for use in the registration statement; provided, however, that the indemnity agreement contained in this subsection 1.8(b) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent will not be unreasonably withheld; provided, that, in no event will any indemnity under this subsection 1.8(b) exceed the proceeds from the offering net of sales commission, if any, received by the Holder.

                  c. Promptly after receipt by an indemnified party under this
Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) will have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party is inappropriate due to actual differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, will relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

                  d. If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party to this Agreement, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  e. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement will control.

                  f. The obligations of the Company and the Holder under this
Section 1.8 will survive the completion of any offering of Registrable Securities in a registration statement under this Article I, and otherwise.

         1.9. "Market Stand-Off" Agreement. Notwithstanding the rights granted pursuant to Section 1.2(a), the Holder hereby agrees that, during the period of duration (not to exceed 90 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it will not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

         1.10. Termination of Registration. No Holder will be entitled to exercise any right provided for in this Article I after the date three (3) years from the initial date of exercise of the Warrant.

                                  ARTICLE II.

         MISCELLANEOUS

         2.1. Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         2.2. Governing Law. This Agreement will be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California. In any action brought under or arising out of this Agreement, the undersigned hereby consents to the jurisdiction of any competent court within the State of California and consents to service of process by any means authorized by California law.

         2.3. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         2.4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         2.5. Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered, or mailed by first-class mail, postage prepaid, addressed, (a) if to you, at Telemetrix PLC, Knaves Beech Estate, Loudwater, High Wycombe, Bucks, HP10 9QZ, United Kingdom, Attention:
Company Secretary, with a copy to Jeffrey T. Pero, Latham & Watkins, Suite 2000, 650 Town Center Drive, Costa Mesa, California 92625-1918, or (b) if to the Company, to GTI Corporation, 9715 Business Park Avenue, San Diego, California 92131, Attention: General Counsel, or at such other address, or to the attention of such other officer, as the Company shall have furnished to you in writing. All such notices and other communications shall be effective, (i) if mailed, upon receipt or fifteen Business Days after mailing, whichever is earlier, (ii) if telegraphed, when delivered to the telegraph company, or (iii) if delivered, when delivered.

         2.6. Expense. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         2.7. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

         2.8. Entire Agreement; Amendment;. This Agreement (including the Exhibits to this Agreement, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects of this Agreement and thereof.

         2.9. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a Holder to the transferee or assignee of the Warrant or the Warrant Shares, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided further, that such assignment will be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. Notwithstanding the foregoing, this Agreement may be transferred only to a corporation or other entity controlling, controlled by or under common control with Investor, including, without limitation, Telemetrix Investments Limited or Telemetrix Overseas Investments B.V. For purposes of the foregoing sentence, the term "control" shall mean (a) in respect of a corporation, that the controlling entity owns or controls fifty percent (50%) or more of the voting power and has the ability to elect at least a majority of the board of directors or similar managing body of the controlled entity, or (b) in respect of an association, partnership, joint venture or other business entity, that the controlling entity is entitled to share in fifty percent (50%) or more of the profits and losses of the controlled entity, however determined and has voting control with respect thereto.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       THE COMPANY:
                                       GTI CORPORATION

                                       By:     /s/ Albert Hugo-Martinez
                                              ---------------------------
                                       Name:  Albert Hugo-Martinez
                                       Title: Chief Executive Officer

                                       THE INVESTOR:
                                       TELEMETRIX PLC

                                       By:    /s/Bruce D. Rattray
                                              ---------------------------
                                       Name:  Bruce D. Rattray
                                       Title: Director

                 [SIGNATURE PAGE TO INVESTOR'S RIGHTS AGREEMENT]

SCHEDULE 5.4 - LITIGATION


Whitehead Associates of Mass. v. Valor Electronics, Inc.

- Claim of unfair act in conduct of trade/commerce with a demand of $800,000.

- Motion to dismiss filed. This matter will be vigorously defended as Valor's contract with this rep company was terminated in January 1994 pursuant to the terms of the contract based on their non-performance.

Capital Electronics v. Valor

- Complaint served 1/22/97 for breach of contract and open book account claiming Valor owes $93,357 for non-payment for parts supplied by plaintiff.

- Valor will settle this matter due to a recent discovery of a portion of the parts previously thought to have been returned. Value of the case is less than half of demand with additional off-sets for over charging by plaintiff.

Unitek Equipment, Inc. v. Valor Electronics, Inc.

- Complaint filed 6/24/96 for breach of contract, open book account, account stated and goods, wares and merchandise never sold claiming damages of $92,813.25.

-        Mediation scheduled for 2/18/97.

- Case will be vigorously defended. Plaintiff claims Valor purchased two lasers which they returned as they did not meet the specifications required.

Master Metals, Inc. Site, Cleveland, Ohio

- GTI was identified by the EPA as a potential responsible party under the CERCLA. Amount of claim as to GTI is unknown.

- Response completed 9/13/96. The E-Group, previously sold by GTI, did send various materials to Master Metals site but the volume and nature of said material is still under investigation.

Reserve Environmental Services v. Detrex Corp

- GTI named under a CERCLA action. A de minimis Settlement and Release in the amount of $35,000 is under review and will be signed within a week.

Valor Electronics, Inc. v. InNet Technologies, Inc, Dale A Trunzo, Kenneth C. Holcomb, Teresa M. Gill, Mohammad R. Saboori and Stephen W. Ellsworth

         First Amended Complaint filed August 27, 1996 against six former Valor employees who are now officers and/or employees of InNet Technologies, Inc., asserting claims for misappropriation of trade secrets, unfair competition and breach of contract.

         Case is being actively litigated and is in the discovery phase. This matter will be vigorously litigated as Valor contends InNet and its employees are actively competing with Valor using know how, proprietary technical information, customer and supplier information gained while under Valor's employment.

InNet Technologies, Inc. Dale A Trunzo, Kenneth C. Holcomb, Teresa M. Gill, Mohammad R. Saboori and Stephen W. Ellsworth v. Valor Electronics, Inc.

         Cross-complaint filed against Valor Electronics, Inc. on August 23, 1996 for abuse of process, defamation and defamation per se, unfair competition and declaratory relief. Valor's demurrer was sustained as to the abuse of process cause of action.

         This case is being vigorously defended.